Exhibit 99.1

Carriage Services Announces Fourth Quarter and Full Year 2023 Results

Conference call on Thursday, February 22, 2024 at 9:30 a.m. central time.

HOUSTON - February 21, 2024 - (GLOBE NEWSWIRE) Carriage Services, Inc. (NYSE: CSV) today announced results for the fourth quarter and year ended December 31, 2023.

Company Highlights:

●	Exceeded full year 2023 guidance ranges for total revenue, adjusted consolidated EBITDA and adjusted earnings per share, driven by strong fourth quarter performance;

●	5.2% growth in total revenue over the prior year quarter and 3.3% growth over the prior full year;

●	Preneed sales deliver 16.1% growth in cemetery operating revenue over the prior year quarter and 13.5% growth over the prior full year;

●	41.6% increase in GAAP net income and 41.5% increase in diluted earnings per share over the prior year quarter;

●	Founder and Executive Chairman, Mel Payne, to transition to special advisor to the Board of Directors;

●	The Board of Directors concludes the previously announced review of strategic alternatives; and

●	Management announces 2024 outlook.

Carlos Quezada, Vice Chairman and CEO, stated, “We are pleased to announce our strong fourth quarter and full year 2023 results. Total revenue grew by 5.2% in the fourth quarter and 3.3% for the full year, despite the COVID “pull forward” impact resulting in modest declines in funeral contract volume experienced during the year. This success in growing our top line stems from our targeted efforts to better leverage our pricing power, which drove improved average revenue per contract, in addition to our preneed cemetery sales team’s exceptional performance, which resulted in a surge in preneed cemetery sales production of 25.0% for the fourth quarter and 19.6% for the full year. This increase in revenue, coupled with disciplined cost management, resulted in a year-over-year increase in adjusted consolidated EBITDA of 3.5%, and a significant 13.2% growth over the prior year quarter, which also included margin expansion of 230 basis points. This momentum, marking four out of five consecutive quarters of solid performance, instills confidence and excitement in our core initiatives as we advance into 2024 and focus on fulfilling our new purpose statement, which is ‘Creating premier experiences through innovation, empowered partnership, and elevated service.’ For those interested in learning more, we invite you to explore our newly launched website and discover our refreshed Carriage image, which aligns with our vision of the Carriage of the future,” concluded Mr. Quezada.

FINANCIAL HIGHLIGHTS

	Three Months Ended December 31,		Years Ended December 31,
(in millions except margins and EPS)	2022	2023	2022	2023

GAAP Metrics:
Total revenue	$93.9	$98.8	$370.2	$382.5
Operating income	$19.6	$23.9	$79.7	$81.0
Operating income margin	20.9%	24.2%	21.5%	21.2%
Net income	$8.2	$11.6	$41.4	$33.4
Diluted EPS	$0.53	$0.75	$2.63	$2.14
Cash provided by operating activities	$11.0	$13.7	$61.0	$75.6

Non-GAAP Metrics(1):
Adjusted consolidated EBITDA	$28.7	$32.4	$109.3	$113.2
Adjusted consolidated EBITDA margin	30.5%	32.8%	29.5%	29.6%
Adjusted diluted EPS	$0.64	$0.77	$2.61	$2.19
Adjusted free cash flow	$8.9	$12.8	$49.8	$55.1

(1)

We present both GAAP and Non-GAAP measures to provide investors with additional information and to allow for the increased comparability of our ongoing performance from period to period. The most comparable GAAP measures to the Non-GAAP measures presented in this table can be found in the Reconciliation of Non-GAAP Financial Measures section of this earnings release.

●	Revenue for the three months ended December 31, 2023 increased $4.9 million compared to the three months ended December 31, 2022, primarily as a result of a 23.6% increase in the number of preneed interment rights (property) sold, a 1.2% increase in the average price per interment right sold and a 0.7% increase in the average revenue per funeral contract, offset by a 3.3% decrease in the funeral contract volume.

●	Revenue for the year ended December 31, 2023 increased $12.3 million compared to the year ended December 31, 2022, primarily as a result of a 9.4% increase in the average price per preneed interment right sold, an 8.6% increase in the number of preneed interment rights (property) sold and a 0.9% increase in the average revenue per funeral contract, offset by a 2.4% decrease in the funeral contract volume.

●	Net income for the three months ended December 31, 2023 increased $3.4 million compared to the three months ended December 31, 2022, primarily due to a $3.2 million increase in profit contribution from our businesses and a $2.9 million decrease in loss on divestitures, disposals and impairment charges, offset by a $1.4 million increase in interest expense and a $1.1 million increase in general, administrative and other expenses.

●	Net income for the year ended December 31, 2023 decreased $8.0 million compared to the year ended December 31, 2022, as the $5.1 million increase in profit contribution from our businesses was offset by a $10.4 million increase in interest expense and a $4.7 million increase in general, administrative and other expenses.

MEL PAYNE TRANSITIONS TO ADVISORY ROLE

After 32 years of founding and building Carriage, Mel Payne, has chosen to step down from his role as Executive Chairman of the Board and transition to a new role as special advisor to the Board of Directors, which will allow him to be available and share his wealth of knowledge and insights with the Board of Directors and the senior leadership team. Mel will continue as a member of the Board until his current term expires at the May 2024 annual meeting of stockholders.

Mel, who served as Carriage’s only CEO and Chairman of the Board for the Company’s first 32 years, started with a vision in 1991 that was born out of a very personal and impactful experience he had following the loss of a loved one. He turned that experience and vision into a team of more than 2,700 employees and 200 businesses, all driven by a collective mission of serving families during the most challenging time of their lives.

“Next to my family, Carriage has been and continues to be, the greatest love of my life. The friendships I have made over the years are priceless, and watching the growth and development of so many wonderful leaders throughout the organization has been a true highlight of my career. I have complete confidence in Carlos’ vision and ability to lead Carriage into its next chapter of growth, and, as still a large shareholder, I will be cheering on the team and offering support,” stated Mr. Payne.

“Mel has built a special company and is one of the true pioneers in this profession. He has handpicked an incredibly talented senior leadership team, and the Board is excited for the future of Carriage and our stockholders,” stated Lead Independent Director, Don Patteson.

CONCLUSION OF REVIEW OF STRATEGIC ALTERNATIVES

The Board of Directors (the “Board”) has concluded the Company’s strategic review process, first announced on June 29, 2023, which was overseen by the Board with assistance from experienced financial and legal advisors. The Board has unanimously determined that continuing to execute on the Company’s strategic plan as an independent public company is in the best interest of the Company and its stockholders at this time. In this regard, the Board’s determination took into account positive trends described above in the Company’s financial and operating results toward the end of 2023. The Board remains committed to maximizing stockholder value.

While the Company received a number of proposals for transactions involving the Company in the course of the strategic review process, following a thorough review and evaluation of the proposals and alternatives available to the Company, the Board concluded that none of those proposals would be in the best interest of the Company’s stockholders. The Board endorsed the Company’s continued execution of its standalone business plans as an independent, publicly held company under the leadership of Carlos Quezada as CEO, Steve Metzger as President and Kian Granmayeh as CFO, as well as leadership from the Company’s Board, which added three talented new directors during the summer of 2023.

OUTLOOK FOR 2024

The Company’s 2024 outlook incorporates previously stated organic growth initiatives around preneed sales, both in the cemetery and funeral businesses, and expected cost discipline while the Company continues to deleverage the balance sheet. Additionally, in the first quarter of 2024, the Company expects to close two transactions to divest certain non-core businesses, reducing 2024 revenue and field EBITDA by ~$5.5 million and $1.5 million, respectively – the 2024 Outlook reflects the expected impact of these two divestitures.

2024 Outlook(1)
(in millions - except per share amounts)

Total revenue	$380 - $390
Adjusted consolidated EBITDA	$112 - $118
Adjusted diluted EPS	$2.20 - $2.30
Adjusted free cash flow	$55 - $65

(1)	Includes two transactions to divest certain non-core businesses.

CALL AND INVESTOR RELATIONS CONTACT

Carriage Services has scheduled a conference call for tomorrow, February 22, 2024 at 9:30 a.m. central time. To participate in the call, please dial 888-208-1711 (Conference ID - 1315299) or live over the Internet via webcast click link. An audio archive of the call will be available on demand via the Company’s website at www.carriageservices.com. For any investor relations questions, please email InvestorRelations@carriageservices.com.

CARRIAGE SERVICES, INC.

CONDENSED OPERATING AND FINANCIAL TREND REPORT

(in thousands - except per share amounts)

	2019	2020	2021	2022	2023
Funeral operating revenue	$196,475	$226,819	$252,926	$251,396	$249,180
Cemetery operating revenue	49,317	69,083	91,330	90,033	102,216
Financial revenue	15,878	19,689	22,708	22,452	26,259
Ancillary revenue	748	4,661	4,437	4,193	4,588
Divested revenue	11,689	9,196	4,485	2,100	277
Total revenue	$274,107	$329,448	$375,886	$370,174	$382,520

Funeral operating EBITDA	$75,553	$93,480	$109,204	$101,951	$94,949
Funeral operating EBITDA margin	38.5%	41.2%	43.2%	40.6%	38.1%

Cemetery operating EBITDA	17,164	26,627	42,158	37,509	41,096
Cemetery operating EBITDA margin	34.8%	38.5%	46.2%	41.7%	40.2%

Financial EBITDA	14,272	18,357	21,156	20,767	24,561
Financial EBITDA margin	89.9%	93.2%	93.2%	92.5%	93.5%

Ancillary EBITDA	298	1,186	1,006	841	455
Ancillary EBITDA margin	39.8%	25.4%	22.7%	20.1%	9.9%

Divested EBITDA	2,480	2,292	1,117	293	15
Divested EBITDA margin	21.2%	24.9%	24.9%	14.0%	5.4%
Total EBITDA	$109,767	$141,942	$174,641	$161,361	$161,076
Total EBITDA margin	40.0%	43.1%	46.5%	43.6%	42.1%

Total overhead	$37,554	$40,514	$54,282	$53,848	$50,086
Overhead as a percentage of revenue	13.7%	12.3%	14.4%	14.5%	13.1%

Consolidated EBITDA	$72,213	$101,428	$120,359	$107,513	$110,990
Consolidated EBITDA margin	26.3%	30.8%	32.0%	29.0%	29.0%

Other expenses and interest
Depreciation & amortization	$17,771	$19,389	$20,520	$19,799	$21,117
Non-cash stock compensation	2,153	3,370	5,513	5,959	7,703
Interest expense	25,522	32,515	25,445	25,895	36,266
Loss on extinguishment of debt	—	6	23,807	190	—
Other	4,351	21,506	770	(1,524)	(525)
Pretax income	$22,416	$24,642	$44,304	$57,194	$46,429
Net tax expense	7,883	8,552	11,145	15,813	13,016
Net income	$14,533	$16,090	$33,159	$41,381	$33,413
Special items(1)	$9,821	$25,579	$30,607	$(200)	$1,003
Tax effect on special items	1,822	7,986	8,503	95	285
Adjusted net income	$22,532	$33,683	$55,263	$41,086	$34,131
Adjusted net income margin	8.2%	10.2%	14.7%	11.1%	8.9%

Adjusted basic earnings per share	$1.26	$1.88	$3.17	$2.76	$2.29
Adjusted diluted earnings per share	$1.25	$1.86	$3.02	$2.61	$2.19

GAAP basic earnings per share	$0.81	$0.90	$1.90	$2.78	$2.24
GAAP diluted earnings per share	$0.80	$0.89	$1.81	$2.63	$2.14

Weighted average shares o/s - basic	17,877	17,872	17,409	14,857	14,803
Weighted average shares o/s - diluted	18,005	18,077	18,266	15,710	15,455

Reconciliation of Consolidated EBITDA to Adjusted consolidated EBITDA
Consolidated EBITDA	$72,213	$101,428	$120,359	$107,513	$110,990
Special items(1)	4,374	2,822	5,802	1,799	2,192
Adjusted consolidated EBITDA	$76,587	$104,250	$126,161	$109,312	$113,182
Adjusted consolidated EBITDA margin	27.9%	31.6%	33.6%	29.5%	29.6%

(1)	A detail of our Special items presented in this table can be found in the Reconciliation of Non-GAAP Financial Measures section of this earnings release.

CARRIAGE SERVICES, INC.

CONDENSED CONSOLIDATED BALANCE SHEET

(unaudited and in thousands)

	December 31, 2022	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$1,170	$1,523
Accounts receivable, net	24,458	27,060
Inventories	7,613	8,347
Prepaid and other current assets	4,733	4,791
Total current assets	37,974	41,721
Preneed cemetery trust investments	95,065	96,374
Preneed funeral trust investments	104,553	107,842
Preneed cemetery receivables, net	26,672	35,575
Receivables from preneed funeral trusts, net	19,976	21,530
Property, plant and equipment, net	278,106	287,484
Cemetery property, net	104,170	114,580
Goodwill	410,137	423,643
Intangible and other non-current assets, net	32,930	37,677
Operating lease right-of-use assets	17,060	16,295
Cemetery perpetual care trust investments	66,307	85,331
Total assets	$1,192,950	$1,268,052
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of debt and lease obligations	$3,172	$3,842
Accounts payable	11,675	11,866
Accrued and other liabilities	30,621	35,362
Total current liabilities	45,468	51,070
Acquisition debt, net of current portion	3,438	5,461
Credit facility	188,836	177,794
Senior notes	395,243	395,905
Obligations under finance leases, net of current portion	4,743	5,831
Obligations under operating leases, net of current portion	17,315	15,797
Deferred preneed cemetery revenue	51,746	61,048
Deferred preneed funeral revenue	32,029	39,537
Deferred tax liability	48,820	52,127
Other long-term liabilities	3,065	1,855
Deferred preneed cemetery receipts held in trust	95,065	96,374
Deferred preneed funeral receipts held in trust	104,553	107,842
Care trusts’ corpus	65,495	84,351
Total liabilities	1,055,816	1,094,992
Commitments and contingencies:
Stockholders’ equity:
Common stock	264	266
Additional paid-in capital	238,780	241,291
Retained earnings	176,843	210,256
Treasury stock	(278,753)	(278,753)
Total stockholders’ equity	137,134	173,060
Total liabilities and stockholders’ equity	$1,192,950	$1,268,052

CARRIAGE SERVICES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited and in thousands, except per share data)

	Three months ended December 31,		Years Ended December 31,
	2022	2023	2022	2023

Revenue:
Service revenue	$45,992	$45,729	$181,271	$182,166
Property and merchandise revenue	41,475	43,562	161,970	169,490
Other revenue	6,449	9,543	26,933	30,864
	93,916	98,834	370,174	382,520
Field costs and expenses:
Cost of service	21,517	22,597	87,322	91,799
Cost of merchandise	29,149	31,562	116,453	123,817
Cemetery property amortization	1,545	1,628	5,859	6,039
Field depreciation expense	3,485	3,620	13,316	14,166
Regional and unallocated funeral and cemetery costs	5,551	3,237	22,960	16,576
Other expenses	1,231	1,564	5,038	5,828
	62,478	64,208	250,948	258,225
Gross profit	31,438	34,626	119,226	124,295

Corporate costs and expenses:
General, administrative and other	9,348	10,443	37,471	42,125
Net loss on divestitures, disposals and impairment charges	2,462	262	2,029	1,191
Operating income	19,628	23,921	79,726	80,979

Interest expense	7,687	9,053	25,895	36,266
Loss on extinguishment of debt	190	—	190	—
Net gain on property damage, net of insurance claims	(196)	—	(3,471)	(343)
Other, net	(4)	(737)	(82)	(1,373)
Income before income taxes	11,951	15,605	57,194	46,429
Expense for income taxes	3,665	4,287	16,243	13,186
Tax adjustment related to discrete items	66	(320)	(430)	(170)
Total expense for income taxes	3,731	3,967	15,813	13,016
Net income	$8,220	$11,638	$41,381	$33,413

Basic earnings per common share:	$0.56	$0.78	$2.78	$2.24
Diluted earnings per common share:	$0.53	$0.75	$2.63	$2.14

Dividends declared per common share:	$0.1125	$0.1125	$0.4500	$0.4500

Weighted average number of common and common equivalent shares outstanding:
Basic	14,707	14,838	14,857	14,803
Diluted	15,418	15,448	15,710	15,455

CARRIAGE SERVICES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited and in thousands)

	Years Ended December 31,
	2022	2023
Cash flows from operating activities:
Net income	$41,381	$33,413
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	19,799	21,117
Provision for credit losses	2,818	3,050
Stock-based compensation expense	5,959	7,703
Deferred income tax expense	3,036	3,307
Amortization of intangibles	1,286	1,401
Amortization of debt issuance costs	552	699
Amortization and accretion of debt	493	515
Loss on extinguishment of debt	190	—
Net loss on divestitures, disposals and impairment charges	2,029	1,191
Net gain on property damage, net of insurance claims	(3,471)	(343)
Gain on sale of excess land	(155)	(1,407)

Changes in operating assets and liabilities that provided (used) cash:
Accounts and preneed receivables	(5,358)	(8,122)
Inventories, prepaid and other current assets	2,295	(72)
Intangible and other non-current assets	(1,917)	(3,246)
Preneed funeral and cemetery trust investments	(17,679)	(775)
Accounts payable	(101)	169
Accrued and other liabilities	(9,120)	2,988
Incentive payment from vendor	—	6,000
Deferred preneed funeral and cemetery revenue	1,302	8,968
Deferred preneed funeral and cemetery receipts held in trust	17,685	(966)
Net cash provided by operating activities	61,024	75,590

Cash flows from investing activities:
Acquisitions of businesses and real estate	(33,876)	(47,050)
Proceeds from divestitures and sale of other assets	5,027	4,132
Proceeds from insurance claims	2,440	1,403
Capital expenditures	(26,081)	(18,039)
Net cash used in investing activities	(52,490)	(59,554)

Cash flows from financing activities:
Borrowings from the credit facility	155,400	86,100
Payments against the credit facility	(120,100)	(97,700)
Payment of debt issuance costs for the credit facility and senior notes	(922)	—
Payments on acquisition debt and obligations under finance leases	(882)	1,383
Proceeds from the exercise of stock options and employee stock purchase plan contributions	1,745	1,494
Taxes paid on restricted stock vestings and exercise of stock options	(327)	(252)
Dividends paid on common stock	(6,763)	(6,708)
Purchase of treasury stock	(36,663)	—
Net cash used in financing activities	(8,512)	(15,683)

Net increase in cash and cash equivalents	22	353
Cash and cash equivalents at beginning of period	1,148	1,170
Cash and cash equivalents at end of period	$1,170	$1,523

NON-GAAP FINANCIAL MEASURES

This earnings release uses Non-GAAP financial measures to present the financial performance of the Company. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s reported operating results or cash flow from operations or any other measure of performance as determined in accordance with GAAP. We believe the Non-GAAP results are useful to investors to compare our results to previous periods, to provide insight into the underlying long-term performance trends in our business and to provide the opportunity to differentiate ourselves as the best consolidation platform in the industry against the performance of other funeral and cemetery companies.

Reconciliations of the Non-GAAP financial measures to GAAP measures are also provided in this earnings release.

The Non-GAAP financial measures used in this earnings release and the definitions of them used by the Company for our internal management purposes in this earnings release are described below.

●	Special items are defined as charges or credits included in our GAAP financial statements that can vary from period to period and are not reflective of costs incurred in the ordinary course of our operations. The change in uncertain tax reserves was not tax effected. Special items were taxed at the operating tax rate.

●	Adjusted net income is defined as net income after adjustments for special items that we believe do not directly reflect our core operations and may not be indicative of our normal business operations. Adjusted net income margin is defined as adjusted net income as a percentage of total revenue.

●	Consolidated EBITDA is defined as operating income, plus depreciation and amortization expense, non-cash stock compensation and net loss on divestitures, disposals and impairment charges. Consolidated EBITDA margin is defined as consolidated EBITDA as a percentage of total revenue.

●	Adjusted consolidated EBITDA is defined as consolidated EBITDA after adjustments for acquisition expenses, severance and separation costs, litigation reserves, disaster recovery and pandemic costs and other special items. Adjusted consolidated EBITDA margin is defined as adjusted consolidated EBITDA as a percentage of total revenue.

●	Adjusted free cash flow is defined as cash provided by operating activities, adjusted by special items as deemed necessary, less cash for maintenance capital expenditures, which include facility repairs and improvements, equipment, furniture and vehicle purchases and information technology infrastructure improvements. Adjusted free cash flow margin is defined as adjusted free cash flow as a percentage of total revenue.

●	Funeral operating EBITDA is defined as funeral gross profit, plus depreciation and amortization and regional and unallocated costs, less financial EBITDA, ancillary EBITDA and divested EBITDA related to the Funeral Home segment. Funeral operating EBITDA margin is defined as funeral operating EBITDA as a percentage of funeral operating revenue.

●	Cemetery operating EBITDA is defined as cemetery gross profit, plus depreciation and amortization and regional and unallocated costs, less financial EBITDA and divested EBITDA related to the Cemetery segment. Cemetery operating EBITDA margin is defined as cemetery operating EBITDA as a percentage of cemetery operating revenue.

●	Preneed cemetery sales production is defined as cemetery property, merchandise and services sold prior to death.

●	Financial EBITDA is defined as financial revenue, less the related expenses. Financial revenue and the related expenses are presented within Other revenue and Other expenses, respectively, on the Consolidated Statement of Operations. Financial EBITDA margin is defined as financial EBITDA as a percentage of financial revenue.

●	Ancillary revenue is defined as revenues from our ancillary businesses, which include a flower shop, a monument company, a pet cremation business and our online cremation businesses. Ancillary revenue and the related expenses are presented within Other revenue and Other expenses, respectively, on the Consolidated Statement of Operations.

●	Ancillary EBITDA is defined as ancillary revenue, less expenses related to our ancillary businesses noted above. Ancillary EBITDA margin is defined as ancillary EBITDA as a percentage of ancillary revenue.

●	Divested revenue is defined as revenues from certain funeral home and cemetery businesses that we have divested.

●	Divested EBITDA is defined as divested revenue, less field level and financial expenses related to the divested businesses noted above. Divested EBITDA margin is defined as divested EBITDA as a percentage of divested revenue.

●	Overhead expenses are defined as regional and unallocated funeral and cemetery costs and general, administrative and other costs, excluding home office depreciation and non-cash stock compensation.

●	Adjusted basic earnings per share (EPS) is defined as GAAP basic earnings per share, adjusted for special items.

●	Adjusted diluted earnings per share (EPS) is defined as GAAP diluted earnings per share, adjusted for special items.

Funeral Operating EBITDA and Cemetery Operating EBITDA

Our operations are reported in two business segments: Funeral Home operations and Cemetery operations. Our operating level results highlight trends in volumes, revenue, operating EBITDA (the individual business’ cash earning power/locally controllable business profit) and operating EBITDA margin (the individual business’ controllable profit margin).

Funeral operating EBITDA and cemetery operating EBITDA are defined above. Funeral and cemetery gross profit is defined as revenue less “field costs and expenses” — a line item encompassing these areas of costs: i) funeral and cemetery field costs, ii) field depreciation and amortization expense, and iii) regional and unallocated funeral and cemetery costs. Funeral and cemetery field costs include cost of service, funeral and cemetery merchandise costs, operating expenses, labor and other related expenses incurred at the business level.

Regional and unallocated funeral and cemetery costs presented in our GAAP statement consist primarily of salaries and benefits of our regional leadership, incentive compensation opportunity to our field employees and other related costs for field infrastructure. These costs, while necessary to operate our businesses as currently operated within our unique, decentralized platform, are not controllable operating expenses at the field level as the composition, structure and function of these costs are determined by executive leadership in the Houston Support Center. These costs are components of our overall overhead platform presented within consolidated EBITDA and adjusted consolidated EBITDA. We do not directly or indirectly “push down” any of these expenses to the individual business’ field level margins.

We believe that our “regional and unallocated funeral and cemetery costs” are necessary to support our decentralized, high performance culture operating framework, and as such, are included in consolidated EBITDA and adjusted consolidated EBITDA, which more accurately reflects the cash earning power of the Company as an operating and consolidation platform.

Usefulness and Limitations of These Measures

When used in conjunction with GAAP financial measures, our total EBITDA, consolidated EBITDA and adjusted consolidated EBITDA are supplemental measures of operating performance that we believe are useful measures to facilitate comparisons to our historical consolidated and business level performance and operating results.

We believe our presentation of adjusted consolidated EBITDA, a key metric used internally by our management, provides investors with a supplemental view of our operating performance that facilitates analysis and comparisons of our ongoing business operations because it excludes items that may not be indicative of our ongoing operating performance.

Our total field EBITDA, consolidated EBITDA and adjusted consolidated EBITDA are not necessarily comparable to similarly titled measures used by other companies due to different methods of calculation. Our presentation is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. Funeral operating EBITDA, cemetery operating EBITDA, financial EBITDA, ancillary EBITDA and divested EBITDA are not consolidated measures of profitability.

Our total field EBITDA excludes certain costs presented in our GAAP statement that we do not allocate to the individual business’ field level margins, as noted above. Consolidated EBITDA excludes certain items that we believe do not directly reflect our core operations and may not be indicative of our normal business operations. A reconciliation to operating income, the most directly comparable GAAP measure, is set forth below.

Therefore, these measures may not provide a complete understanding of our performance and should be reviewed in conjunction with our GAAP financial measures. We strongly encourage investors to review the Company’s consolidated financial statements and publicly filed reports in their entirety and not rely on any single financial measure.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

The Non-GAAP financial measures are presented for additional information and are reconciled to their most comparable GAAP measures, all of which are reflected in the tables below.

Reconciliation of Operating income to Consolidated EBITDA, Adjusted consolidated EBITDA (in thousands) and Adjusted consolidated EBITDA margin for the three months and years ended December 31, 2022 and 2023:

	Three Months Ended December 31,		Years Ended December 31,
	2022	2023	2022	2023
Operating income	$19,628	$23,921	$79,726	$80,979
Depreciation & amortization	5,188	5,494	19,799	21,117
Non-cash stock compensation	1,381	1,548	5,959	7,703
Net loss on divestitures, disposals and impairment charges	2,462	262	2,029	1,191
Consolidated EBITDA	$28,659	$31,225	$107,513	$110,990
Adjusted for:
Severance and Separation Costs	$—	$—	$1,431	$—
Litigation reserve	—	—	200	—
Disaster recovery and pandemic costs	—	—	168	—
Other special items(1)	—	1,219	—	2,192
Adjusted consolidated EBITDA	$28,659	$32,444	$109,312	$113,182

Total revenue	$93,916	$98,834	$370,174	$382,520

Operating income margin	20.9%	24.2%	21.5%	21.2%

Adjusted consolidated EBITDA margin	30.5%	32.8%	29.5%	29.6%

(1)	Other special items represents expenses related to our strategic review process.

Reconciliation of Operating income to Consolidated EBITDA, Adjusted consolidated EBITDA (in thousands) and Adjusted consolidated EBITDA margin for the years ended December 31, 2019, 2020, and 2021:

	2019	2020	2021
Operating income	$47,443	$57,227	$93,660
Depreciation & amortization	17,771	19,389	20,520
Non-cash stock compensation	2,153	3,370	5,513
Net loss on divestitures, disposals and impairment charges	4,846	21,442	666
Consolidated EBITDA	$72,213	$101,428	$120,359
Adjusted for:
Special items(1)	4,374	2,822	5,802
Adjusted consolidated EBITDA	$76,587	$104,250	$126,161

Total revenue	$274,107	$329,448	$375,886

Adjusted consolidated EBITDA margin	27.9%	31.6%	33.6%

(1)		2019	2020	2021
	Acquisition expenses	$2,083	$(11)	$—
	Severance and separation costs	1,205	563	1,575
	Litigation reserve	750	270	1,050
	Disaster recovery and pandemic costs	—	1,627	2,157
	Other special items(2)	336	373	1,020
	Total	$4,374	$2,822	$5,802

(2)	In 2019, the special item represents the cost associated with the recruitment of a former member of the senior leadership team. In 2020, the special item represents the cost associated with a state audit assessment, excluding interest. In 2021, the special item represents a one-time $1.0 million payment for residual insurance claims.

Special items affecting Adjusted net income (in thousands) for the years ended December 31, 2019, 2020, 2021, 2022 and 2023:

	2019	2020	2021	2022	2023
Acquisition expenses	$2,083	$(11)	$—	$—	$—
Severance and separation costs	1,205	563	1,575	1,431	—
Performance awards cancellation and exchange	—	288	—	—	—
Accretion of discount on convert. sub. notes	241	216	20	—	—
Net loss on extinguishment of debt	—	—	23,807	190	—
Net (gain) loss on divestitures and sale of real property	4,217	6,864	(856)	(543)	(1,300)
Impairment of goodwill, intangibles and PPE	963	14,952	500	2,358	454
Litigation reserve	750	270	1,050	200	—
Tax expense related to divested business	911	—	—	—	—
Net gain on property damage, net of insurance claims	(885)	—	—	(3,471)	(343)
Disaster recovery and pandemic costs	—	1,627	2,157	168	—
Change in uncertain tax reserves and other	—	—	—	(533)	—
Tax adjustment related to certain discrete items	—	400	—	—	—
Other special items(1)	336	410	2,354	—	2,192
Total	$9,821	$25,579	$30,607	$(200)	$1,003

(1)

In 2019, the special item represents the cost associated with the recruitment of a former member of the senior leadership team. In 2020, the special item represents the cost associated with a state audit assessment. In 2021, the special item represents: (1) write-off of certain fixed assets; (2) a one-time $1.0 million payment for residual insurance claims; and (3) interest paid on our senior notes due 2026 for the two-week period prior to their redemption during which they were outstanding at the same time as our senior notes due 2029. In 2023, special item represents expenses related to our strategic review process.

Special items affecting Adjusted consolidated EBITDA (in thousands) for the years ended December 31, 2019, 2020, 2021, 2022 and 2023:

	2019	2020	2021	2022	2023
Acquisition expenses	$2,083	$(11)	$—	$—	$—
Severance and separation costs	1,205	563	1,575	1,431	—
Litigation reserve	750	270	1,050	200	—
Disaster recovery and pandemic costs	—	1,627	2,157	168	—
Other special items(1)	336	373	1,020	—	2,192
Total	$4,374	$2,822	$5,802	$1,799	$2,192

(1)

In 2019, the special item represents the cost associated with the recruitment of a former member of the senior leadership team. In 2020, the special item represents the cost associated with a state audit assessment, excluding interest. In 2021, the special item represents a one-time $1.0 million payment for residual insurance claims. In 2023, the special items represents expenses related to our strategic review process.

Reconciliation of GAAP basic earnings per share to Adjusted basic earnings per share for the three months and years ended December 31, 2022 and 2023:

	Three Months Ended December 31,		Years Ended December 31,
	2022	2023	2022	2023
GAAP basic earnings per share	$0.56	$0.78	$2.78	$2.24
Special items	0.12	0.02	(0.02)	0.05
Adjusted basic earnings per share	$0.68	$0.80	$2.76	$2.29

Reconciliation of GAAP basic earnings per share to Adjusted basic earnings per share for the years ended December 31, 2019, 2020 and 2021:

	2019	2020	2021
GAAP basic earnings per share	$0.81	$0.90	$1.90
Special items	0.45	0.98	1.27
Adjusted basic earnings per share	$1.26	$1.88	$3.17

Reconciliation of GAAP diluted earnings per share to Adjusted diluted earnings per share for the three months and years ended December 31, 2022 and 2023:

	Three Months Ended December 31,		Years Ended December 31,
	2022	2023	2022	2023
GAAP diluted earnings per share	$0.53	$0.75	$2.63	$2.14
Special items	0.11	0.02	(0.02)	0.05
Adjusted diluted earnings per share	$0.64	$0.77	$2.61	$2.19

Reconciliation of GAAP diluted earnings per share to Adjusted diluted earnings per share for the years ended December 31, 2019, 2020 and 2021:

	2019	2020	2021
GAAP diluted earnings per share	$0.80	$0.89	$1.81
Special items	0.45	0.97	1.21
Adjusted diluted earnings per share	$1.25	$1.86	$3.02

Reconciliation of Cash provided by operating activities to Adjusted free cash flow (in thousands) for the three months and years ended December 31, 2022 and 2023:

	Three Months Ended December 31,		Years Ended December 31,
	2022	2023	2022	2023
Cash provided by operating activities	$10,978	$13,741	$61,024	$75,590
Cash used for maintenance capital expenditures	(2,074)	(2,150)	(11,784)	(8,076)
Free cash flow	$8,904	$11,591	$49,240	$67,514

Plus: incremental special items:
Withdrawal from preneed funeral and cemetery trust investments(1)	$—	$—	$—	$(8,599)
Vendor incentive payment(2)	—	—	—	(6,000)
Severance and separation costs	—	—	384	—
Disaster recovery and pandemic costs	—	—	168	—
Other special items(3)	—	1,219	—	2,192
Adjusted free cash flow	$8,904	$12,810	$49,792	$55,107

(1)	During the year ended December 31, 2023, we withdrew $8.6 million of realized capital gains and earnings from our preneed funeral and cemetery trust investments. In certain states, we are allowed to withdraw these funds prior to the delivery of preneed merchandise and service contracts. While the realized capital gains and earnings are not recognized as revenue, they increase our cash flow from operations.
(2)	During the year ended December 31, 2023, we received a $6.0 million incentive payment from a vendor for entering into a strategic partnership agreement to market and sell prearranged funeral services in the future. While we only recognized $0.2 million of the incentive payment as Other revenue during the year ended December 31, 2023, this payment increased our cash flow from operations.
(3)	Other special items represents expenses related to our strategic review process.

2024 Outlook for the estimated year ended December 31, 2024:

Reconciliation of Operating income to Consolidated EBITDA, Adjusted consolidated EBITDA (in thousands) and Adjusted consolidated EBITDA margin for the estimated year ended December 31, 2024:

2024E
Operating income	$81,550
Depreciation & amortization	23,500
Non-cash stock compensation	9,500
Other	—
Consolidated EBITDA	$114,550
Adjusted for:
Special items	—
Adjusted consolidated EBITDA	$114,550

Total revenue	$385,000

Adjusted consolidated EBITDA margin	29.8%

Reconciliation of GAAP diluted earnings per share to Adjusted diluted earnings per share for the estimated year ended December 31, 2024:

2024E
GAAP diluted earnings per share	$2.25
Special items	—
Adjusted diluted earnings per share	$2.25

Reconciliation of Cash provided by operating activities to Adjusted free cash flow (in thousands) for the estimated year ended December 31, 2024:

2024E
Cash provided by operating activities	$70,000
Cash used for maintenance capital expenditures	(10,000)
Free cash flow	$60,000
Special items	—
Adjusted free cash flow	$60,000

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS

This earnings release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and contains certain statements and information that may constitute forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements made herein or elsewhere by us, or on our behalf, other than statements of historical information, should be deemed to be forward-looking statements, which include, but are not limited to, statements regarding any expectations and projections of earnings, revenue, cash flow, investment returns, capital allocation, debt levels, equity performance, death rates, market share growth, cost inflation, overhead, preneed sales or other financial items; any statements of the plans, strategies, objectives, and expectations of management for future operations or financing activities, including, but not limited to, capital allocation, organizational performance, execution of our strategic initiatives and growth plan, planned divestitures, anticipated integration, performance and other benefits of recently completed acquisitions, and cost management and debt reductions; any statements regarding the expectations and successful management of executive transitions; any projections or expectations related to the conclusion of the Board’s strategic review; any statements regarding future economic conditions or performance; any statements of belief; and any statements of assumptions underlying any of the foregoing and are based on our current expectations and beliefs concerning future developments and their potential effect on us. Words such as “may”, “will”, “estimate”, “intend”, “believe”, “expect”, “seek”, “project”, “forecast”, “foresee”, “should”, “would”, “could”, “plan”, “anticipate” and other similar words may be used to identify forward-looking statements; however, the absence of these words does not mean that the statements are not forward-looking. While we believe these assumptions concerning future events are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. All comments concerning our expectations for future revenue and operating results are based on our forecasts for our existing operations and do not include the potential impact of any future acquisitions, except where specifically noted. Our forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from our historical experience and our present expectations or projections. Important factors that could cause actual results to differ materially from those in the forward-looking statements include but are not limited to: our ability to find and retain skilled personnel; the effects of our talent recruitment efforts, incentive and compensation plans and programs, including such effects on our Standards Operating Model and the Company’s operational and financial performance; our ability to execute our strategic initiatives and growth plan, if at all; the potential adverse effects on the Company’s business, financial and equity performance if management fails to meet the expectations of its strategic initiatives and growth plan; our ability to execute and meet the objectives of our High Performance and Credit Profile Restoration Plan, if at all; the execution of our Standards Operating, 4E Leadership and Strategic Acquisition Models; the effects of competition; changes in the number of deaths in our markets, which are not predictable from market to market or over the short term; changes in consumer preferences and our ability to adapt to or meet those changes; our ability to generate preneed sales, including implementing our cemetery portfolio sales strategy, product development and optimization plans; the investment performance of our funeral and cemetery trust funds; fluctuations in interest rates, including, but not limited to, the effects of increased borrowing costs under our Credit Facility and our ability to minimize such costs, if at all; the effects of inflation on our operational and financial performance, including the increased overall costs for our goods and services, the impact on customer preferences as a result of changes in discretionary income, and our ability, if at all, to mitigate such effects; our ability to obtain debt or equity financing on satisfactory terms to fund additional acquisitions, expansion projects, working capital requirements and the repayment or refinancing of indebtedness; our ability to meet the timing, objectives and expectations related to our capital allocation framework, including our forecasted rates of return, planned uses of free cash flow and future capital allocation, including share repurchases, potential strategic acquisitions, internal growth projects, dividend increases, or debt repayment plans; our ability to meet the projected financial and equity performance goals to our full year outlook, if at all; the timely and full payment of death benefits related to preneed funeral contracts funded through life insurance contracts; the financial condition of third-party insurance companies that fund our preneed funeral contracts; increased or unanticipated costs, such as merchandise, goods, insurance or taxes, and our ability to mitigate or minimize such costs, if at all; our level of indebtedness and the cash required to service our indebtedness; changes in federal income tax laws and regulations and the implementation and interpretation of these laws and regulations by the Internal Revenue Service; effects of the application of other applicable laws and regulations, including changes in such regulations or the interpretation thereof; the potential impact of epidemics and pandemics, such as the COVID-19 coronavirus, including any new or emerging public health threats, on customer preferences and on our business; government, social, business and other actions that have been and will be taken in response to pandemics, such as the COVID-19 coronavirus, including potential responses to any new or emerging public health threats; effects and expense of litigation; consolidation in the funeral and cemetery industry; our ability to identify and consummate strategic acquisitions, if at all, and successfully integrate acquired businesses with our existing businesses, including expected performance and financial improvements related thereto; potential adverse impacts resulting from the announcement of the conclusion of the Board’s strategic review; economic, financial and stock market fluctuations; interruptions or security lapses of our information technology, including any cybersecurity or ransomware incidents; adverse developments affecting the financial services industry; acts of war or terrorists acts and the governmental or military response to such acts; our failure to maintain effective control over financial reporting; and other factors and uncertainties inherent in the funeral and cemetery industry.

For additional information regarding known material factors that could cause our actual results to differ from our projected results, please see “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022, and in other filings with the SEC, available at www.carriageservices.com. Investors are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of the applicable communication and we undertake no obligation to publicly update or revise any forward-looking statements except to the extent required by applicable law.